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EXHIBIT (23)(i)

              CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTANTS



As registered independent public accountants, we hereby consent to the incorporation of our report dated July 20, 2007 included in this Form 10-KSB into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-5782, 333-61472 and 333-61417) and in the registration statements on Form S-3 (File Nos. 33-63831, 333-30399, and 333-55759).


/s/ VITALE, CATURANO & COMPANY, Ltd.

August 29, 2007
Boston, Massachusetts